                                                                     EXHIBIT 5.1

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                              44 MONTGOMERY STREET,
                                   SUITE 2950
                        SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 765-9180
                            FACSIMILE (415) 765-9187


                               September 21, 1998



Santa Barbara Restaurant Group, Inc.
1200 North Harbor Boulevard
Anaheim, California  92803

        RE: Registration Statement on Form S-8

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Santa Barbara Restaurant Group, Inc., a Delaware corporation formerly known as GB Foods Corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,135,990 shares of the Company's common stock, $.08 par value ("Common Stock"), issuable under the Company's 1998 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan and under the 1995 Stock Option Plan of Timber Lodge Steakhouse, Inc. (collectively, the "Plans").

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, it is our opinion that the 2,135,990 shares of Common Stock, when issued under the Plans and against full payment therefor in accordance with the respective terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            STRADLING YOCCA CARLSON & RAUTH